                                                                    EXHIBIT 4.5


                                     BYLAWS
                                       OF
                             ENPRO INDUSTRIES, INC.

         (Incorporated under the laws of North Carolina, January 11, 2002, and herein referred to as the "Corporation")

                                   ARTICLE I

                                  SHAREHOLDERS

         Section 1.01 ANNUAL MEETINGS. The Corporation shall hold an annual meeting of the shareholders for the election of directors and the transaction of any business within the powers of the Corporation on such date during the month of April in each year as shall be determined by the Board of Directors or at such time during the year as the Board of Directors may prescribe. Subject to Section 1.12 of these Bylaws, any business of the Corporation may be transacted at such annual meeting. Failure to hold an annual meeting at the designated time shall not, however, invalidate the corporate existence or affect otherwise valid corporate acts.

         Section 1.02 SPECIAL MEETINGS. The power to call a special meeting of the shareholders of the Corporation shall be governed by Article 10 of the Corporation's Articles of Incorporation, as such provision may be amended from time to time.

         Section 1.03 PLACE OF MEETINGS. All meetings of shareholders shall be held at such place as may be designated in the Notice of Meeting.

         Section 1.04 NOTICE OF MEETINGS. Not less than ten (10) days nor more than sixty (60) days before the date of every shareholders' meeting, the Secretary shall give to each shareholder entitled to vote at such meeting and each other shareholder entitled to notice of the meeting, written or printed notice stating the time and place of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, either by mail or by presenting it to him or her personally or by leaving it at his or her residence or usual place of business. If mailed, such notice shall be deemed to be given when deposited in the United States mail addressed to the shareholder at his or her post office address as it appears on the records of the Corporation, with postage thereon prepaid. Any meeting of shareholders, annual or special, may adjourn from time to time without further notice to a date not more than 120 days after the original record date at the same or some other place.

         Section 1.05 WAIVER OF NOTICE. Any shareholder may waive notice of any meeting before or after the meeting. The waiver must be in writing, signed by the shareholder and delivered to the Corporation for inclusion in the minutes or filing with the corporate records. A shareholder's attendance, in person or by proxy, at a meeting (a) waives objection to lack of notice or defective notice of the meeting, unless the shareholder or his proxy at the beginning of the meeting objects to holding the meeting or transacting business at the meeting; and (b) waives objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the shareholder or his proxy objects to considering the matter before it is voted upon.

         Section 1.06 PRESIDING OFFICER AND SECRETARY AT MEETINGS. At each meeting of shareholders the Chairman of the Board, or in his or her absence the President, or in their absence, the person designated in writing by the Chairman of the Board, or if no person is so designated, then a person designated by the Board of Directors, shall preside as chairman of the meeting; if no person is so designated, then the meeting shall choose a chairman by a majority of all votes cast at a meeting at which a quorum is present. The chairman of the meeting shall have the right and authority to determine and maintain the rules, regulations and procedures for the proper conduct of the meeting, including but not limited to restricting entry to the meeting after it has commenced, maintaining order and the safety of those in attendance, opening and closing the polls for voting, dismissing business not properly submitted, and limiting time allowed for discussion of the business of the meeting. The Secretary, or in the absence of the Secretary, a person designated by the chairman of the meeting, shall act as secretary of the meeting.

         Section 1.07 QUORUM. Shares entitled to vote as a separate voting group may take action on a matter at the meeting only if a quorum of those shares exists. A majority of the votes entitled to be cast on the matter by the voting group constitutes a quorum of that voting group for action on that matter.

         Once a share is represented for any purpose at a meeting, it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or must be set for that adjourned meeting.

         In the absence of a quorum at the opening of any meeting of shareholders, such meeting may be adjourned from time to time by the vote of a majority of the votes cast on the motion to adjourn; and, subject to the provisions of Section 1.04, at any subsequent session of a meeting that has been adjourned any business may be transacted that might have been transacted at the original meeting if a quorum exists with respect to the matter proposed.

         Section 1.08 PROXIES. Shares may be voted either in person or by one or more proxies authorized by a written appointment of proxy signed by the shareholder or by his duly authorized attorney in fact. In addition, to the extent permitted by North Carolina law and as authorized by a resolution duly adopted by the Board of Directors prior to the commencement of a meeting of shareholders, shares may be voted by one or more proxies authorized by an electronic appointment of proxy transmitted by electronic means. An appointment of proxy is valid for eleven (11) months from the date of its execution, unless a different period is expressly provided in the appointment form, and is effective with respect to any particular matter only if it is received by the secretary of the meeting, or other officer or agent authorized to tabulate votes, prior to the closing of the polls with respect to such matter.

         Section 1.09 VOTING OF SHARES. Subject to the provisions of the Articles of Incorporation, each outstanding share shall be entitled to one vote on each matter voted on at a meeting of shareholders.

         Except in the election of directors as governed by the provisions of
Section 2.03, if a quorum exists, action on a matter by a voting group is approved if the votes cast within the voting group favoring the action exceed the votes cast opposing the action, unless a greater vote is required by law or the Articles of Incorporation or these Bylaws.

         Absent special circumstances, shares of the Corporation are not entitled to vote if they are owned, directly or indirectly, by another corporation in which the Corporation owns, directly or indirectly, a majority of the shares entitled to vote for directors of the second corporation; provided that this provision does not limit the power of the Corporation to vote its own shares held by it in a fiduciary capacity.

         Section 1.10 SHAREHOLDERS' LIST. Before each meeting of shareholders, the Secretary of the Corporation shall prepare an alphabetical list of the shareholders entitled to notice of such meeting. The list shall be arranged by voting group (and within each voting group, by class or series of shares) and show the address of and number of shares held by each shareholder. The list shall be kept on file at the principal office of the Corporation, or at a place identified in the meeting notice in the city where the meeting will be held, for the period beginning two business days after notice of the meeting is given and continuing through the meeting, and shall be available for inspection by any shareholder, his agent or attorney, at any time during regular business hours. The list shall also be available at the meeting and shall be subject to inspection by any shareholder, his agent or attorney, at any time during the meeting or any adjournment thereof.

         Section 1.11 INSPECTORS OF ELECTION. In advance of any meeting of shareholders, the Board of Directors may appoint Inspectors of Election to act at such meeting or at any adjournment or adjournments thereof. If such Inspectors are not so appointed or fail or refuse to act, the chairman of any such meeting may (and shall upon the request of shareholders entitled to cast a majority of all the votes entitled to be cast at the meeting) make such appointments. No such Inspector need be a shareholder of the Corporation.

         If there are three (3) or more Inspectors of Election, the decision, act or certificate of a majority shall be effective in all respects as the decision, act or certificate of all. The Inspectors of Election shall determine the number of shares outstanding, the voting power of each, the shares represented at the meeting, the existence of a quorum, the authenticity, validity and effect of proxies; shall receive votes, ballots, assents or consents, hear and determine all challenges and questions in any way arising in connection with the vote, count and tabulate all votes, assents and consents, and determine the result; and do such acts as may be proper to conduct the election and the vote with fairness to all shareholders. On request, the Inspectors shall make a report in writing of any challenge, question or matter determined by them, and shall make and execute a certificate of any fact found by them.

         Section 1.12      DIRECTOR NOMINATIONS AND SHAREHOLDERS BUSINESS.

         (a) Advance Notice of Nominations of Directors. Only persons who are nominated in accordance with the provisions set forth in these Bylaws shall be eligible to be elected as directors at an annual or special meeting of shareholders. Nomination for election to the Board of Directors shall be made by the Board of Directors or a Nominating Committee appointed by the Board of Directors.

         Nomination at an annual meeting for election of any person to the Board of Directors may also be made by a shareholder if written notice of the nomination of such person shall have been delivered to the Secretary of the Corporation at the principal office of the Corporation not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from such anniversary date, notice by shareholder must be so delivered not earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made. Each such notice shall set forth:
(a) the name and address of the shareholder who intends to make the nomination, the beneficial owner, if any, on whose behalf the nomination is made and of the person or persons to be nominated; (b) the class and number of shares of stock of the Corporation which are owned beneficially and of record by such shareholder and such beneficial owner, and a representation that the shareholder intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder; (d) all other information regarding each nominee proposed by such shareholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission if the nominee had been nominated by the Board of Directors; and (e) the written consent of each nominee to serve as director of the Corporation if so elected.

         In the event the Corporation calls a special meeting of shareholders for the purpose of electing one or more directors to the Board of Directors, any shareholder who is a shareholder of record at the time of giving of notice of the special meeting, who is entitled to vote at the special meeting and who complies with the notice procedures set forth in this paragraph may nominate a person or persons (as the case may be) for election to such position(s) as specified in the Corporation's notice of meeting, if the shareholder shall have delivered written notice of such nomination to the Secretary of the Corporation at the principal office of the Corporation not earlier than the close of business on the 120th calendar day prior to such special meeting and not later than the close of business on the later of the 90th calendar day prior to such special meeting or the 10th calendar day following the day on which public announcement is first made of the date of such special meeting and of the nominees proposed by the Board of Directors or the Nominating Committee of the Board of Directors to be elected at such meeting. Each such notice shall set forth the information required to be included in shareholder notices as set forth in the immediately preceding paragraph. In no event shall the public announcement of an adjournment of a special meeting of shareholders commence a new time period for the giving of a shareholder's notice as described above.

         The chairman of the meeting may refuse to acknowledge any nomination of any person not made in compliance with the foregoing procedures.

         (b) Advance Notice of General Matters. No business shall be transacted at an annual meeting of shareholders, except such business as shall be (a) specified in the notice of meeting given as provided in Section 1.04,
(b) otherwise brought before the meeting by or at the direction of the Board of Directors, or (c) otherwise brought before the meeting by a shareholder of record entitled to vote at the meeting, in compliance with the procedure set forth in this Section 1.12. For business to be brought before an annual meeting by a shareholder pursuant to (c) above, the shareholder must have given timely notice in writing to the Secretary. To be timely, a shareholder's notice must be delivered to, or mailed to and received at the principal executive offices of the Corporation not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from such anniversary date, notice by the shareholder must be so delivered not earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made. Notice of actions to be brought before the annual meeting pursuant to (c) above shall set forth as to each matter the shareholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for brining such business before the annual meeting, (ii) the name and address, as they appear on the Corporation's books, of each shareholder proposing such business, (iii) the classes and number of shares of the Corporation that are owned of record and beneficially by such shareholder, and (iv) any material interest of such shareholder in such business other than his interest as shareholder of the Corporation. Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at an annual meeting except in accordance with the provisions set forth in this Section 1.12. If the chairman of the annual meeting determines that any business was not properly brought before the meeting in accordance with provisions prescribed by these Bylaws, he or she shall so declare to the meeting, and to the extent permitted by law, any such business not properly brought before the meeting shall not be transacted.

         (c) 2003 Annual Meeting. For purposes of this Section 1.12, with respect to nominations for election of directors and other business proposed to be presented at the annual meeting of shareholders in 2003, the annual meeting of shareholders held in 2002 shall be deemed to have been held on April 30, 2002.

         (d) General. For purposes of this Section 1.12, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Exchange Act.

         Notwithstanding the foregoing provisions of this Section 1.12, a shareholder shall also comply with all applicable requirements of state law and of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 1.12. Nothing in this Section 1.12 shall be deemed to affect any rights of shareholders to request inclusion of proposals in the Corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act.

                                  ARTICLE II

                               BOARD OF DIRECTORS

         Section 2.01 POWERS. The business and affairs of the Corporation shall be managed under the direction of its Board of Directors. The Board of Directors may exercise all the powers of the Corporation, except such as are by statute or the Articles of Incorporation or the Bylaws conferred upon or reserved to the shareholders.

         Section 2.02 NUMBER OF DIRECTORS. The number of directors of the Corporation shall be determined in accordance with Article 5(a) of the Corporation's Articles of Incorporation, as such provision may be amended from time to time. No person shall be eligible to be elected as a director if he or she is less than 18 years of age or has attained the age of 70 years.

         Section 2.03 ELECTION OF DIRECTORS. The election of directors of the Corporation shall be governed by Article 5(b) of the Corporation's Articles of Incorporation, as such provision may be amended from time to time.

         Section 2.04 CHAIRMAN OF THE BOARD. The Board of Directors shall designate from its membership a Chairman of the Board, who shall have such powers and perform such duties as may be prescribed by these Bylaws and assigned to him or her by the Board of Directors.

         Section 2.05 REMOVAL. The removal of directors of the Corporation shall be governed by Article 5(d) of the Corporation's Articles of Incorporation, as such provision may be amended from time to time.

         Section 2.06 VACANCIES. Vacancies in the Board of Directors shall be filled in accordance with Article 5(c) of the Corporation's Articles of Incorporation, as such provision may be amended from time to time.

         Section 2.07 REGULAR MEETINGS. Regular meetings of the Board of Directors shall be held at such time and place within or without the State of North Carolina as may be designated by the Board of Directors.

         Section 2.08 SPECIAL MEETINGS. Special meetings of the Board of Directors may be called at any time, at any place, and for any purpose by the Chairman of the Board, the President, the Chairman of the Executive Committee, or upon the request of a majority of the Board of any officer of the Corporation.

         Section 2.09 NOTICE OF MEETINGS. Regular meetings of the Board of Directors may be held without notice. Notice of the place, day, and hour of every special meeting of the Board of Directors shall be given to each director twenty-four (24) hours (or more) before the meeting, by telephoning the notice to such director, or by delivering the notice to him or her personally, or by sending the notice to him or her by telegraph, or by facsimile, or by leaving notice at his or her residence or usual place of business, or, in the alternative, by mailing such notice three (3) days (or more) before the meeting, postage prepaid, and addressed to him or her at his or her last known post office address, according to the records of the Corporation. If mailed, such notice shall be deemed to be given when deposited in the United States mail, properly addressed with postage thereon prepaid. If notice be given by telegram or by facsimile, such notice shall be deemed to be given when the telegram is delivered to the telegraph company or when the facsimile is transmitted. If the notice be given by telephone or by personal delivery, such notice shall be deemed to be given at the time of the communication or delivery. Unless required by law, by these Bylaws or by resolution of the Board of Directors, no notice of any meeting of the Board of Directors, need state the business to be transacted thereat. Any meeting of the Board of Directors, regular or special, may adjourn from time to time to reconvene at the same or some other place, and no further notice need be given of any such adjourned meeting.

         Section 2.10 WAIVER OF NOTICE. Any director may waive notice of any meeting before or after the meeting. The waiver must be in writing, signed by the director entitled to the notice and delivered to the Corporation for inclusion in the minutes or filing with the corporate records. A director's attendance at or participation in a meeting waives any required notice of such meeting unless the director at the beginning of the meeting, or promptly upon arrival, objects to holding the meeting or to transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting.

         Section 2.11 TELEPHONE MEETING. Members of the Board, or of any committee thereof, may participate in a meeting by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time. Participation in this manner shall constitute presence in person at the meeting.

         Section 2.12 ACTION WITHOUT MEETING. Action required or permitted to be taken at a meeting of the Board of Directors may be taken without a meeting if the action is taken by all members of the Board. The action must be evidenced by one or more written consents signed by each director before or after such action, describing the action taken, and included in the minutes or filed with the corporate records.

         Section 2.13 PRESIDING OFFICER AND SECRETARY AT MEETINGS. Each meeting of the Board of Directors shall be presided over by the Chairman of the Board of Directors or in his or her absence, by the President or if neither is present by such member of the Board of Directors as shall be chosen by the meeting. The Secretary, or in his or her absence, an Assistant Secretary, shall act as secretary of the meeting, or if no such officer is present, a secretary of the meeting shall be designated by the person presiding over the meeting.

         Section 2.14 QUORUM AND VOTING. At all meetings of the Board of Directors, one third (1/3) of the Board of Directors, but in no case less than two (2) directors, shall constitute a quorum for the transaction of business. Except in cases in which it is by statute, by the Articles of Incorporation, or by the Bylaws otherwise provided, the vote of a majority of such quorum at a duly constituted meeting shall be sufficient to pass any measure. In the absence of a quorum, the directors present by majority vote and without notice other than by announcement may adjourn the meeting from time to time until a quorum shall be present. At any such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting originally notified.

         Section 2.15 PRESUMPTION OF ASSENT. A director who is present at a meeting of the Board of Directors or a committee of the Board of Directors when corporate action is taken is deemed to have assented to the action taken unless (a) he objects at the beginning of the meeting, or promptly upon his arrival, to holding it or to transacting business at the meeting, or (b) his dissent or abstention from the action taken is entered in the minutes of the meeting, or (c) he files written notice of his dissent or abstention with the presiding officer of the meeting before its adjournment or with the Corporation immediately after the adjournment of the meeting. Such right of dissent or abstention is not available to a director who votes in favor of the action taken.

         Section 2.16 COMPENSATION. The Board of Directors may provide by resolution for the compensation of directors for their services as such and for the payment or reimbursement of any or all expenses incurred by them in connection with such services.

                                  ARTICLE III

                                   COMMITTEES

         Section 3.01 COMMITTEES OF THE BOARD. The Board of Directors may by resolution create an Executive Committee, an Audit and Risk Management Committee, a Compensation and Human Resources Committee, a Nominating and Corporate Governance Committee and such other committees of the Board and appoint members of the Board of Directors to serve on them. The creation of a committee of the Board and appointment of members to it must be approved by a majority of the number of directors in office when the action is taken. Each committee of the Board must have two or more members and, to the extent authorized by law and specified by the Board of Directors, shall have and may exercise all of the authority of the Board of Directors, shall have and may exercise all of the authority of the Board of Directors in the management of the Corporation, except that a committee may not have such powers or perform such duties as may be (i) inconsistent with law, (ii) inconsistent with the Articles of Incorporation or Bylaws, or (iii) inconsistent with the resolution creating such committee and the authority delegated to it therein. Each committee member serves at the pleasure of the Board of Directors. The provisions in these Bylaws governing meetings, action without meetings, notice and waiver of notice, and quorum and voting requirements of the Board of Directors apply to committees of the Board established under this section.

         Section 3.02 MEETINGS OF COMMITTEES. Each committee of the Board of Directors shall fix its own rules of procedure consistent with the provisions of the Board of Directors governing such committee, and shall meet as provided by such rules or by resolution of the Board of Directors, and it shall also meet at the call of its chairman or any two (2) members of such committee. Unless otherwise provided by such rules or by such resolution, the provisions of the article of these Bylaws entitled "Board of Directors" relating to the place of holding and notice required of meetings of the Board of Directors shall govern committees of the Board of Directors. A majority of each committee shall constitute a quorum thereof; provided, however, that in the absence of any member of such committee, the members thereof present at any meeting, whether or not they constitute a quorum, may appoint a member of the Board of Directors to act in the place of such absent member. Except in cases in which it is otherwise provided by the rules of such committee or by resolution of the Board of Directors, the vote of a majority of such quorum at a duly constituted meeting shall be sufficient to pass any measure.

                                  ARTICLE IV

                                    OFFICERS

         Section 4.01 OFFICERS OF THE CORPORATION. The officers of the Corporation shall consist of a President, a Secretary, a Treasurer and such elected Vice-Presidents, Assistant Secretaries, Assistant Treasurers, and other officers as may from time to time be appointed by or under the authority of the Board of Directors. Any two or more offices may be held by the same person, but no officer may act in more than one capacity where action of two or more officers is required.

         Section 4.02 APPOINTMENT AND TERM. The officers of the Corporation shall be appointed by the Board of Directors or by a duly appointed officer authorized by the Board of Directors to appoint one or more officers or assistant officers. Each officer shall hold office until his or her death, resignation, retirement, removal, disqualification or his or her successor shall have been appointed.

         Section 4.03 PRESIDENT. The President shall be the Chief Executive Officer of the Corporation and shall, in the absence of the Chairman of the Board, preside at all meetings of the shareholders. Subject to the authority of the Board of Directors, he or she shall have general charge and supervision of the Business and affairs of the Corporation. He or she may sign with the Secretary or an Assistant Secretary certificates of stock of the Corporation. He or she shall have the authority to sign and execute in the name of the Corporation all deeds, mortgages, bonds, contracts or other instruments. He or she shall have the authority to vote stock in other corporations, and he or she shall perform such other duties of management as may be prescribed by a resolution or resolutions or as otherwise may be assigned to him or her by the Board of Directors. He or she shall have the authority to delegate such authorization and power as vested in him or her by these Bylaws to some other officer or employee or agent of the Corporation as he or she shall deem appropriate.

         Section 4.04 VICE-PRESIDENTS. In the absence of the President or in the event of his or her death, inability or refusal to act, the Vice-Presidents (including any executive or senior vice presidents) in the order of their length of service, as such, unless otherwise determined by the Board of Directors, shall perform the duties of the President, and when so acting shall have the powers of and be subject to all the restrictions upon the President. In the absence of the Chairman of the Board or the President, any Vice-President may sign, with the Secretary or an Assistant Secretary, certificates for shares of the Corporation; and shall perform such other duties as from time to time may be prescribed by the President or Board of Directors.

         Section 4.05 SECRETARY. The Secretary shall keep the minutes of the meetings of the shareholders and of the Board of Directors, in books provided for the purpose; shall see that all notices of such meetings are duly given in accordance with the provisions of the Bylaws of the Corporation, or as required by law; may sign certificates of shares of the Corporation with the Chairman of the Board; shall be custodian of the corporate seal; shall see that the corporate seal is affixed to all documents, the execution of which, on behalf of the Corporation, under its seal, is duly authorized, and when so affixed may attest the same; and in general, shall perform all duties incident to the office of a secretary of a corporation, and such other duties as from time to time may be assigned to the Secretary by the President or the Board of Directors.

         Section 4.06 TREASURER. The Treasurer shall have charge of and be responsible for all funds, securities, receipts and disbursements of the Corporation, and shall deposit, or cause to be deposited, in the name of the Corporation, all monies or other valuable effects in such banks, trust companies, or other depositories as shall, from time to time, be selected by the Board of Directors; and in general, shall perform all the duties incident to the office of a treasurer of a corporation, and such other duties as from time to time may be assigned to him or her by the President or the Board of Directors.

         Section 4.07 OFFICERS HOLDING TWO OR MORE OFFICES. Any two (2) or more of the above mentioned offices, except those of President and Vice-President, may be held by the same person, but no officer shall execute, acknowledge or verify any instrument in more than one capacity, if such instrument be required by law, by the Articles of Incorporation or by these By-Laws, to be executed, acknowledged or verified by any two (2) or more officers.

         Section 4.08 COMPENSATION OF OFFICERS. The compensation of all officers of the Corporation shall be fixed by or under the authority of the Board of Directors, and no officer shall serve the Corporation in any other capacity and receive compensation therefor unless such additional compensation shall be duly authorized. The appointment of an officer does not itself create contract rights.

         Section 4.09 RESIGNATIONS. An officer may resign at any time by communicating his or her resignation to the Corporation, orally or in writing. A resignation is effective when communicated unless it specifies in writing a later effective date. If a resignation is made effective at a later date that is accepted by the Corporation, the Board of Directors may fill the pending vacancy before the effective date if the Board provides that the successor does not take office until the effective date.

         Section 4.10 REMOVAL. Any officer of the Corporation may be removed, with or without cause, by the Board of Directors, if such removal is determined in the judgment of the Board of Directors to be in the best interests of the Corporation, and any officer of the Corporation duly appointed by another officer may be removed, with or without cause, by such officer.

                                   ARTICLE V

                                     SHARES

         Section 5.01 CERTIFICATES. Each shareholder shall be entitled to a certificate or certificates which shall represent and certify the number and kind of shares owned by such shareholder in the Corporation. Such certificates shall be signed by the Chairman of the Board or the President, or in their absence, any Vice-President, and countersigned by the Secretary or an Assistant Secretary, and sealed with the seal of the Corporation or a facsimile of such seal. Shares certificates shall be in such form, not inconsistent with law or with the charter, as shall be approved by the Board of Directors. When certificates for stock of any class are countersigned by a transfer agent, other than the Corporation or its employee, or by a registrar, other than the Corporation or its employee, any other signature on such certificates may be a facsimile. In case any officer of the Corporation who has signed any certificate ceases to be an officer of the Corporation, whether because of death, resignation or otherwise, before such certificate is issued, the certificate may nevertheless be issued and delivered by the Corporation as if the officer had not ceased to be such officer as of the date of its issue.

         Section 5.02 TRANSFER OF SHARES. Shares shall be transferable only on the books of the Corporation by the holder thereof, in person or by duly authorized attorney, upon the surrender of the certificate representing the shares to be transferred, properly endorsed. The Board of Directors shall have power and authority to make such other rules and regulations concerning the issue, transfer and resignation of certificates of stock as it may deem expedient.

         Section 5.03 TRANSFER AGENTS AND REGISTRARS. The Corporation may have one (1) or more transfer agents and one(1) or more registrars of its stock, whose respective duties the Board of Directors may, from time to time, define. No certificate of stock shall be valid until countersigned by a transfer agent, if the Corporation has a transfer agent, or until registered by a registrar, if the Corporation has a registrar. The duties of transfer agent and registrar may be combined.

         Section 5.04 RECORD DATES. The Board of Directors is hereby empowered to fix, in advance, a date as the record date for the purpose of determining shareholders entitled to notice of, or to vote at, any meeting of shareholders, or shareholders entitled to receive payment of any dividend or the allotment of any rights, or in order to make a determination of shareholders for any other proper purpose. Such date in any case shall be not more than seventy (70) days, and, in the case of a meeting of shareholders, not less than ten (10) days, prior to the date on which the particular action, requiring such determination of shareholders, is to be taken. If a record date is not set and the transfer books are not closed, the record date for the purpose of making any proper determination with respect to shareholders shall be fixed in accordance with applicable law.

         Section 5.05 NEW CERTIFICATES. In case any certificate of stock is lost, stolen, mutilated or destroyed, the Board of Directors may authorize the issue of a new certificate in place thereof upon such terms and conditions as it may deem advisable; or the Board of Directors may delegate such power to any officer or officers or agents of the Corporation; but the Board of Directors or such officer or officers, in their discretion, may refuse to issue such new certificate save upon the order of some court having jurisdiction in the premises.

                                  ARTICLE VI

                                INDEMNIFICATION

         Any person (1) who at any time serves or has served as an officer, employee or a director of the Corporation, or (2) who, while serving as an officer, employee or a director of the Corporation, serves or has served at the request of the Corporation as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or as a trustee, other fiduciary or administrator under an employee benefit plan, shall have a right to be indemnified by the Corporation to the fullest extent permitted by law (provided that any employee of the Corporation shall have a right to be indemnified by the Corporation acting in his or her capacity as an employee of the Corporation only upon satisfaction of the standards of conduct for officers and directors set forth in the North Carolina Business Corporation Act) against (a) expenses, including attorneys' fees, incurred by him or her in connection with any threatened, pending or completed civil, criminal, administrative, investigative or arbitrative action, suit or proceeding (and any appeal therein), whether or not brought by or on behalf of the Corporation, seeking to hold him or her liable by reason of the fact that such person is or was acting in such capacity, and (b) payments made by such person in satisfaction of any liability, judgment, money decree, fine (including an excise tax assessed with respect to an employee benefit plan), penalty or settlement for which he or she may have become liable in any such action, suit or proceeding. To the fullest extent from time to time permitted by law, the Corporation agrees to pay the indemnitee's expenses, including attorney's fees and expenses incurred in defending any such action, suit, or proceeding in advance of the final disposition of such action, suit, or proceeding and without requiring a preliminary determination of the ultimate entitlement to indemnification; provided that, the indemnified party first provides the Corporation with (a) a written affirmation of the indemnified party's good faith belief that such party meets the standard of conduct necessary for indemnification under the laws of the State of North Carolina and (b) a written undertaking by or on behalf of such indemnified party to repay the amount advanced if it shall ultimately be determined by a final judicial decision from which there is no further right to appeal that the applicable standard of conduct has not been met. The foregoing rights of the indemnitee hereunder shall inure to the benefit of the indemnitee, whether or not he or she is an officer, director, employee, or agent at the time such liabilities are imposed or expenses are incurred.

         The Board of Directors of the Corporation shall take all such action as may be necessary and appropriate to authorize the Corporation to pay the indemnification required by this bylaw, including without limitation, making a determination that indemnification is permissible in the circumstances and a good faith evaluation of the manner in which the claimant for indemnity acted and of the reasonable amount or indemnity due him. The Board of Directors may appoint a committee or special counsel to make such determination and evaluation. The Board may give notice to, and obtain approval by, the shareholders of the Corporation for any decision to indemnify; provided, that the indemnitee's rights under this Article VI may not be conditioned upon any such notice or approval.

         Any person who at any time after the adoption of this bylaw serves or has served in the aforesaid capacity for or on behalf of the Corporation shall be deemed to be doing or to have done so in reliance upon and as consideration for, the right of indemnification provided herein. Such right shall inure to the benefit of the legal representatives of any such person and shall not be exclusive of any other rights to which such person may be entitled apart from the provision of this bylaw, including a right of indemnification under any statute, agreement or insurance policy.

                                  ARTICLE VII

                               SUNDRY PROVISIONS

         Section 7.01 SEAL. The corporate seal of the Corporation shall consist of two concentric circles between which is the name of the Corporation and in the center of which is inscribed "CORPORATE SEAL" and below that "2002"; and such seal, as impressed or affixed on the margin hereof, is hereby adopted as the corporate seal of the Corporation.

         Section 7.02 AMENDMENTS. Except as otherwise provided in the Articles of Incorporation or by law, these Bylaws, including any bylaws adopted by the shareholders, may be amended or repealed and new bylaws may be adopted by the Board of Directors.